UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 999-7552

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items.

On June 4, 2021, MoneyGram International, Inc., a Delaware corporation (the “Company”), along with the U.S. Attorney’s Office for the Middle District of Pennsylvania and the U.S. Department of Justice, Criminal Division, Money Laundering and Asset Recovery Section (the “Government”) participated in a telephonic status conference with the United States Judge for the Middle District of Pennsylvania (the “US Judge”) regarding the Government’s Unopposed Motion to Dismiss the criminal Information against the Company, which had originally been filed against the Company on November 9, 2012 pursuant to a Deferred Prosecution Agreement (“DPA”) between the Government and the Company. The term of the DPA ended on May 10, 2021 and the Government then filed the Unopposed Motion to Dismiss on May 17, 2021.

On June 9, 2021, pursuant to the US Judge’s request, the Government filed an Amended Unopposed Motion to Dismiss that provided additional details about the Company’s satisfaction of its obligations under the DPA and enhancements to the Company’s compliance program. On June 10, 2021, the US Judge signed an Order dismissing the criminal Information with prejudice, which effectively discharged the Government’s criminal case against the Company and officially ended the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

Dated: June 10, 2021

	By:	/s/ Robert L. Villaseñor
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer